UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

VICON INDUSTRIES, INC.
(Exact Name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

131 Heartland Blvd., Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On November 12, 2014, Vicon Industries, Inc. (the “Company” and "Seller") entered into a Contract of Sale Agreement (the “Agreement”) with MD Jahirul Islam (the “Buyer”) to sell its principal administrative and operating facility located at 131 Heartland Blvd., Edgewood, New York, for a gross sales price of $3,500,000.
Pursuant to the Agreement, the Buyer paid a $175,000 down payment into escrow that becomes nonrefundable after 60 days from execution of contract in the event that the Buyer fails to close title through no fault of the Seller. The closing of the Agreement is contingent upon the Buyer securing specified mortgage financing and acceptable environmental investigations.
The balance of the Agreement contains representations, warranties, covenants and conditions that are typical for real estate transactions of this nature.
The transactions contemplated by the Agreement are expected to close during the Company's second quarter ended March 31, 2015, subject to customary closing conditions. There can be no assurance that all of the conditions to closing will be satisfied.
The foregoing description of the Agreement is qualified in its entirety by reference to the Contract of Sale Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Contract of Sale between Vicon Industries, Inc., as Seller, and MD Jahirul Islam, as Buyer, with respect to 131 Heartland Blvd., Edgewood, New York, as of November 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Sale between Vicon Industries, Inc., as Seller, and MD Jahirul Islam, as Buyer, with respect to 131 Heartland Blvd., Edgewood, New York, as of November 12, 2014